UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation (State or other jurisdiction of incorporation)	000-50231 (Commission File Number)	52-0883107 (IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC (Address of principal executive offices)	20016 (Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this report, including the four exhibits submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall they be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such document.
Item 2.02 Results of Operations and Financial Condition
On May 2, 2007, Fannie Mae (formally, the Federal National Mortgage Corporation) issued a news release reporting its filing of its Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) and its financial results for the periods covered by the Form 10-K. The press release, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.
On May 2, 2007, Fannie Mae also made available to investors a Guide to Fannie Mae’s 2005 Annual Report on SEC Form 10-K that contains summarized information, including financial results, from its 2005 Form 10-K. The guide has been filed as Exhibit 99.8 to the 2005 Form 10-K and also is furnished as Exhibit 99.2 to this report and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
The second paragraph of the news release furnished as Exhibit 99.1 to this report, announcing that Fannie Mae’s Board of Directors has declared a dividend on the company’s common stock, is incorporated herein by reference.
On May 2, 2007, Fannie Mae announced the transition of its Chief Financial Officer. The news release containing the announcement is furnished as Exhibit 99.3 to this Form 8-K and incorporated herein by reference.
On May 2, 2007, Fannie Mae posted to its website (www.fanniemae.com) a 2005 10-K Investor Summary presentation consisting primarily of summary historical financial information about the company excerpted from Fannie Mae’s 2005 Form 10-K. The presentation is furnished as Exhibit 99.4 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By	/s/ BETH A. WILKINSON
Beth A. Wilkinson
Executive Vice President and General Counsel

Date: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release, dated May 2, 2007
99.2	Guide to Fannie Mae’s 2005 Annual report on SEC Form 10-K
99.3	News release, dated May 2, 2007
99.4	2005 10-K Investor Summary Presentation, dated May 2, 2007